    HELLER FINANCIAL REPORTS RECORD FIRST QUARTER 1999 NET INCOME, IMPROVED
                EFFICIENCY, CONTINUED EXCELLENT CREDIT QUALITY

     (Chicago, IL, April 20, 1999) -- Heller Financial, Inc. (NYSE: HF) today reported record net income of $57 million for the first quarter of 1999, an increase of 19 percent over the first quarter of 1998. Net income applicable to common stock was $50 million, a 16 percent increase over the prior year period. Earnings per share were $0.55 on a fully diluted basis, an increase of 15 percent over the first quarter of 1998. Heller's earnings growth for the quarter was driven by growth in lending assets and investments, strong factoring volume, improvement in the Company's operating efficiency and net interest margin, and the continued excellent credit quality of the Company's portfolio.

     "This quarter's solid results clearly demonstrate that we are tracking right to our plan" said Chairman and Chief Executive Officer Richard J. Almeida. "Our net interest margin is increasing, our efficiency ratio is improving, the credit quality in our portfolio remains excellent, and our balance sheet is growing as we expected. Our originations pipeline is strong, we have a solid backlog of approved and committed transactions, and our business has outstanding momentum."

Operating highlights:

     Heller's U.S. and international new business volume totaled $1.2 billion for the first quarter. Exclusive of Real Estate CMBS volume, Heller's new business volume grew two percent over the first quarter of 1998. New business growth was strongest in Heller's Leasing Services and Small Business Finance units. As of March 31, 1999, Heller's total lending assets and investments had grown to $13.7 billion, up 15 percent from March 31, 1998.

     Heller's total factoring volume was nearly $5.1 billion for the quarter, an increase of 15 percent for the quarter over the prior year period. Growth was due to the continued performance of Factofrance, Heller's wholly owned French factoring subsidiary and the largest factoring company in France. Factofrance's factoring volume increased 19 percent compared to the first quarter of 1998. Heller Financial remains the largest factoring company in the world.

     Operating revenues for the quarter were $223 million, a 20 percent increase over the first quarter of 1998. Growth in operating revenues was due to increases in both net interest income and non-interest income. Heller's net interest income as a percentage of average funds employed (AFE) improved to 3.8 percent for the quarter, up from 3.6 percent during the first quarter of 1998. Total operating revenues improved to 7.5 percent of AFE, compared to 6.7 percent during the first quarter 1998.

     Credit quality in Heller's portfolio remained excellent. Net writedowns for the quarter totaled $22 million or 0.7 percent of average lending assets, up modestly from 0.6 for the same period in 1998, and still below Heller's stated writedown target. Heller's nonearning assets remained low at $219 million or
1.8 percent of total lending assets, unchanged from the prior quarter. The Company's loan loss reserve was unchanged at 2.3 percent of receivables and remains in excess of 100 percent of nonearning receivables.

     Operating expenses for the first quarter were $108 million, compared to $94 million in the first quarter of 1998, a 15 percent increase. Operating expenses, adjusted for the impact of Heller's acquisition of certain assets from the Dealer Products Group of Dana Commercial Credit Corporation, increased only $3 million or three percent compared to the prior year period. Heller's efficiency ratio for the first quarter improved to 48 percent compared to 51 percent for the first quarter of 1998, reflective of Heller's continuing focus on improving operating efficiency.

     "We're proud of Heller's consistent ability to deliver on our commitments to our clients and our shareholders" said Almeida. "We remain focused on building our business franchises, providing value added financing to our clients, maintaining our disciplined credit standards, improving margins, controlling expense growth, and delivering strong earnings growth and improving returns to our shareholders."

     Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With $14 billion in owned and managed assets, Heller offers equipment financing and leasing, vendor and sales finance programs, factoring and working capital loans, collateral- and cash flow-based financing, and financing for commercial real estate. The Company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, Australia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller's website is http://www.hellerfin.com.

     Certain statements made herein are or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. No assurances can be given that any predicted results will actually be achieved and actual results could differ materially from those predicted as the result of the factors discussed in the Company's periodic reports filed with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)

                                     ASSETS

                                                     March 31,   December 31,
                                                       1999          1998
                                                    -----------  -------------
                                                    (unaudited)    (audited)
Cash and cash equivalents........................      $   873        $   529
Receivables......................................       12,081         11,854

Less: Allowance for losses of receivables........          277            271
                                                       -------        -------

     Net receivables.............................       11,804         11,583

Investments......................................        1,404          1,338
Investments in international joint ventures......          222            235
Other assets.....................................          692            681
                                                       -------        -------

     Total assets................................      $14,995        $14,366
                                                       =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Senior debt
 Commercial paper and short-term borrowings......      $ 3,885        $ 3,681
 Notes and debentures............................        7,220          6,768
                                                       -------        -------

     Total senior debt...........................       11,105         10,449

Credit balances of factoring clients.............        1,360          1,441
Other payables and accruals......................          534            504
                                                       -------        -------

     Total liabilities...........................       12,999         12,394

Minority interest................................           10             10

Stockholders' equity
  Preferred stock................................          400            400

  Common stockholders' equity....................        1,586          1,562
                                                       -------        -------

     Total stockholders' equity..................        1,986          1,962
                                                       -------        -------

     Total liabilities and stockholders' equity..      $14,995        $14,366
                                                       =======        =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)

                                                                          Three Months Ended
                                                                              March 31,
                                                                              ---------
                                                                       1999               1998
                                                                       ----               ----
  Interest Income..............................................              $ 262              $ 254

  Interest Expense.............................................                149                155
                                                                             -----              -----

    Net interest income........................................                113                 99

  Fees and other income........................................                 74                 53

  Factoring commissions........................................                 28                 27

  Income of international joint ventures.......................                  8                  7
                                                                             -----              -----

    Operating revenues.........................................                223                186

  Operating expenses...........................................                108                 94

  Provision for losses.........................................                 29                 15
                                                                             -----              -----

    Income before income taxes and minority interest...........                 86                 77

  Income tax provision.........................................                 29                 27

  Minority interest............................................                  -                  2
                                                                             -----              -----

    Net income.................................................              $  57              $  48
                                                                             =====              =====

    Dividends on preferred stock...............................              $   7              $   5
                                                                             =====              =====

      Net income applicable to common stock....................              $  50              $  43
                                                                             =====              =====

      Basic net income applicable to common
        stock per share (1)....................................              $0.56              $0.84
                                                                             =====              =====

      Diluted net income applicable to common
        stock per share (1)....................................              $0.55              $0.84
                                                                             =====              =====

      Pro forma basic net income applicable to
        common stock per share (1).............................              $0.56              $0.48
                                                                             =====              =====

      Pro forma diluted net income applicable to
        common stock per share (1).............................              $0.55              $0.48
                                                                             =====              =====

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)

SELECTED DATA AND RATIOS                               For the Three Months
(dollars in millions)                                    Ended March 31,
                                                         ---------------
                                                       1999           1998
                                                       ----           ----
Profitability:
--------------
Pro forma net income applicable to   common
 stock per share (1):
  Basic                                                $0.56          $0.48
  Diluted                                              $0.55          $0.48

Net income applicable to common   stock per
 share (actual) (1):
  Basic                                                $0.56          $0.84
  Diluted                                              $0.55          $0.84

Return on average common   stockholders'
 equity (2)                                             12.9%          13.9%

Return on AFE (3)                                        1.9%           1.7%

Net interest income as a percentage of
 AFE (3)                                                 3.8%           3.6%

Non-interest operating revenues as a
 percentage of AFE (3)                                   3.7%           3.1%

Total operating revenues as a percentage of
 AFE (3)                                                 7.5%           6.7%

Operating expenses as a percentage of
 AFE (3)                                                 3.6%           3.4%

Operating expenses to operating revenues                48.4%          50.5%

Operating expenses to AMA (4)                            3.2%           3.2%

Gross writedowns                                       $  27          $  20

Gross recoveries                                       $   5          $   5

                                                         March 31,            December 31,           March 31,
                                                            1999                  1998                  1998
                                                            ----                  ----                  ----
Credit Quality:
---------------
Ratio of earning loans delinquent 60 days or more
 to receivables                                                    1.1%                  1.6%                  1.4%

Ratio of total nonearning assets to total lending
 assets                                                            1.8%                  1.8%                  1.6%

Ratio of net writedowns to average lending assets                  0.7%                  0.7%                  0.6%

Ratio of allowance for losses of receivables to
 receivables                                                       2.3%                  2.3%                  2.4%

Ratio of allowance for losses of receivables to
 nonearning receivables                                            129%                  130%                  171%

                                                          March 31,             December 31,           March 31,
                                                          ---------             ------------           ---------
                                                            1999                    1998                  1998
                                                            ----                    ----                  ----
Leverage:
---------
Ratio of debt (net of short-term investments) to
 total stockholders' equity                                         5.3x                   5.2x                 7.0x

Ratio of commercial paper and short-term
 borrowings to total debt                                            35%                    35%                  36%

Other: (dollars in millions)
------

Total lending assets and investments                            $13,711                $13,430              $11,955

Total common stockholders' equity                                 1,586                  1,562                  988

Average common stockholders' equity                               1,574                  1,392                1,252

Funds employed (3)                                               12,351                 11,989               10,675

Average funds employed (3)                                       12,128                 11,814               11,304

Managed assets (4)                                               13,977                 13,664               11,819

Average managed assets (4)                                       13,641                 13,007               11,810

(1) Based on 90,077,000 basic and 90,091,000 diluted weighted average shares of common stock outstanding for the three months ended March 31, 1999. The diluted weighted average shares as of March 31, 1999, include the effect of 2.4 million stock options issued to management of the Company.
(2) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(3) Funds employed include lending assets and investments, less credit balances of factoring clients.
(4) Total managed assets include funds employed, plus receivables previously securitized or sold and currently managed by the Company. At March 31, 1999, managed assets includes $41 million from the 1995 real estate securitization, $109 million from the 1997 equipment securitization in which the Company has not retained any credit risk, $393 million from the 1998 sale of equipment receivables to a conduit in which the Company has retained approximately $14 million, $442 million of loans sold or securitized which are fully guaranteed by the U.S. Government through a Small Business Administration Program, $475 million from the sale of factored accounts receivable and $166 million from the sale of Factofrance's factored accounts receivable.

LENDING ASSETS AND INVESTMENTS

                                            March 31,     December 31,     March 31,
BY BUSINESS SEGMENT                           1999            1998            1998
                                           -----------    -------------    ----------
(dollars in millions)
Domestic Commercial Finance Segment
       Corporate Finance                       $ 4,083          $ 3,784       $ 3,559
       Real Estate Finance                       2,099            2,044         1,763
       Leasing Services                          2,950            2,840         2,199
       Small Business Finance                    1,024            1,013           823
       Commercial Services                         524              401           481
       Other                                       569              687           818
                                         -------------   --------------  ------------
Total Domestic Commercial Finance Segment      $11,249          $10,769       $ 9,643
International Factoring and Asset
       Based Finance Segment                     2,462            2,661         2,312
                                         -------------   --------------  ------------

Total lending assets and investments           $13,711          $13,430       $11,955
                                         =============   ==============  ============

FEES AND OTHER INCOME
(dollars in millions)                                    For the Three Months
                                                            Ended March 31,
                                                            ---------------
                                                        1999              1998
                                                        ----              ----
Factoring commissions                                  $  28             $  27
Income of international joint ventures                     8                 7
Fees and other income:
   Fee income and other                                   41                25
   Net investment gains                                   33                17
   Securitization income                                   -                11
                                                     --------------------------
       Total fees and other income                     $  74             $  53
                                                     ==========================
    Total non-interest income                          $ 110             $  87
                                                     ==========================